Exhibit 8.1

TANTECH HOLDINGS LTD

List of Subsidiaries and Consolidated Affiliated Entities

Company Name	Country of Incorporation/Formation	Ownership

USCNHK Group Limited	Hong Kong	Wholly owned subsidiary of Tantech Holdings Ltd

Eurasia International Capital Co., Ltd.	Hong Kong	Wholly owned subsidiary of Tantech Holdings Ltd

Tantech Holdings (Lishui) Co., Ltd.	People’s Republic of China	Wholly owned subsidiaryof USCNHK Group Limited

Eurasia New Energy Automotive (Jiangsu) Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of Eurasia International Capital Co., Ltd.

Shanghai Jiamu Investment Management Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of Eurasia International Capital Co., Ltd.

Lishui Xincai Industrial Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of Tantech Holdings (Lishui) Co., Ltd.

Zhejiang Tantech Tourism Development Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of Tantech Holdings (Lishui) Co., Ltd.

Khorgos Tantech Business Service Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of Tantech Holdings (Lishui) Co., Ltd.

Zhejiang Tantech Bamboo Technology Co., Ltd	People’s Republic of China	Wholly owned subsidiary of Tantech Holdings (Lishui) Co., Ltd.

Zhejiang Tantech Bamboo Charcoal Co., Ltd	People’s Republic of China	Wholly owned subsidiary of Zhejiang Tantech Bamboo Technology Co., Ltd

Zhejiang Tantech Energy Technology Co., Ltd	People’s Republic of China	Wholly owned subsidiary of Zhejiang Tantech Bamboo Technology Co., Ltd

Hangzhou Tanbo Technology Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of Zhejiang Tantech Bamboo Technology Co., Ltd

Zhejiang Babiku Charcoal Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of Zhejiang Tantech Bamboo Technology Co., Ltd

Hangzhou Wangbo Investment Management Co., Ltd.	People’s Republic of China	Consolidated affiliated variable interest entity controlled solely by Shanghai Jiamu Investment Management Co., Ltd.

Hangzhou Jixi Investment Management Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of Shanghai Jiamu Investment Management Co., Ltd.

Khorgos Yabo Software Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of Hangzhou Wangbo Investment Management Co., Ltd.

Suzhou Yimao E-Motors Co., Ltd.	People’s Republic of China	51%-owned subsidiary of Hangzhou Wangbo Investment Management Co., Ltd., with the remaining equity interest of 19% and 30% owned, respectively, by Hangzhou Jixi Investment Management Co., Ltd. and an unrelated third party.